UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 22, 2007

CHADMOORE WIRELESS GROUP, INC.
(Exact name of registrant as specified in its charter)

Colorado	0-20999	84-1058165
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or organization)		Identification No.)

PMB# 101 2211 North Rampart Boulevard, Las Vegas, NV  89128-7640
(Address of principal executive offices) (Zip Code)

(702) 740-5633
(Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.  Other Events.

On August 22, 2007, IBF Fund Liquidating LLC (“IBF”) submitted a proposed Settlement Agreement (the “Settlement Agreement”) between it and Chadmoore Wireless Group, Inc. (“Chadmoore”) for approval to the United States Bankruptcy Court, Southern District of New York (the “Court”).  If approved by the Court, the Settlement Agreement would resolve all of Chadmoore’s and IBF’s respective claims against each other in IBF Fund Liquidating LLC v. Chadmoore Wireless Group Inc. et. al, (Adv. Pro. No. 07-01482 (BRL)) (Case No. 02-41590 (BRL)) pending before the Court.

The terms of the Settlement Agreement include the parties’ agreement to dismiss their claims against one another, Chadmoore’s agreement to pay IBF $750,000, the parties’ agreement to a mutual release, and Chadmoore’s assignment to IBF of any claims it may have against Robert Moore, Stephen Radusch, and other designated parties in the legal proceeding.

If the Settlement Agreement is not approved by the Court, the Settlement Agreement shall have no force and effect.

S I G N A T U R E S

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHADMOORE WIRELESS GROUP, INC. a dissolved Colorado corporation – 2002 (Registrant)

August 28, 2007	By:	/s/ Richard M. Brenner
Date		Name: Richard M. Brenner
Title: Chief Liquidating Officer